DST SYSTEMS, INC. ANNOUNCES
THIRD QUARTER 2013 FINANCIAL RESULTS

KANSAS CITY, MO (October 24, 2013) – DST Systems, Inc. (NYSE: DST) reported consolidated net income of $96.9 million ($2.23 per diluted share) for the third quarter 2013 compared to $85.9 million ($1.87 per diluted share) for the third quarter 2012. Consolidated net income for the nine months ended September 30, 2013 was $268.6 million ($6.03 per diluted share) compared to $286.1 million ($6.27 per share) for the nine months ended September 30, 2012.

Taking into account certain non-GAAP adjustments, consolidated net income was $52.8 million ($1.21 per diluted share) for third quarter 2013 compared to $44.1 million ($0.96 per diluted share) for third quarter 2012, and $144.1 million ($3.24 per diluted share) for the nine months ended September 30, 2013 compared to $127.0 million ($2.78 per diluted share) for the nine months ended September 30, 2012.

“Over the past several months, we have converted new business, delivered new and improved solutions and realigned some areas of our business to better support our emphasis on growth,” said Steve Hooley, President and CEO of DST. “I am pleased that we have continued to deliver year-over-year growth in earnings per share, which is a result of the effective execution of our business objectives and meaningful progress on our strategic plan.”

Consolidated Financial Highlights

Operating Results

Third quarter 2013 diluted earnings per share increased $0.25 or 26.0% from third quarter 2012, taking into account non-GAAP adjustments, principally from the following:

•	Consolidated operating revenues (excluding out-of-pocket reimbursements) increased $16.2 million or 3.5% to $480.2 million, as compared to third quarter 2012.

•	Consolidated income from operations increased $14.4 million or 21.4% to $81.8 million, as compared to third quarter 2012.

•	The tax rate for third quarter 2013 was 36.4%, as compared to 38.3% in third quarter 2012.

•	Average diluted shares outstanding for third quarter 2013 were 43.5 million, a decrease of 2.5 million shares or 5.4% from third quarter 2012.

Monetization and Share Repurchase Activity

•
DST received $110.3 million of pretax cash proceeds from the monetization of investment assets during third quarter 2013, consisting of $67.4 million from sales of marketable securities (including $47.9 million from the sale of 700,000 shares of State Street Corporation), $33.3 million of distributions from private equity funds and other investments and $9.6 million from the sale of real estate assets.

•
The Company spent $66.6 million to repurchase approximately 930,000 shares of DST common stock during third quarter 2013. This leaves approximately $70.7 million remaining under DST's existing share repurchase plan.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items.”

Segment Results

Financial Services Segment

Operating revenues for the Financial Services Segment (excluding out-of-pocket reimbursements) for third quarter 2013 increased $6.6 million or 2.7% to $248.8 million as compared to third quarter 2012. The increase in operating revenues is primarily driven from increased revenues at ALPS due to organic growth at existing clients and favorable market conditions. DST Brokerage Solutions and DST Retirement also had increased revenues from conversions of new clients and organic growth from existing clients. These increases in revenues were partially offset by declines in mutual fund registered shareowner account processing due to lower registered accounts primarily as a result of subaccounting conversions.

Financial Services operating costs were $201.4 million during the third quarter 2013, a decrease of $2.5 million as compared to third quarter 2012. The decrease was the result of cost containment activities and lower out of pocket expenses, partially offset by increased costs at ALPS and DST Brokerage Solutions to support higher revenues.

Financial Services Segment income from operations increased $6.2 million or 12.4% during third quarter 2013 to $56.2 million. Operating margin for third quarter 2013 was 22.6% as compared to 20.6% in 2012. Excluding deferred compensation costs (which are offset within other income), operating margin was 23.8% for third quarter 2013 as compared to 22.4% for third quarter 2012.

Total mutual fund shareowner accounts increased 0.3 million to 96.0 million accounts during third quarter 2013. Registered shareowner accounts processed at September 30, 2013 were 71.7 million, a decrease of 1.6 million accounts from June 30, 2013 and a decrease of 4.0 million accounts from December 31, 2012. For the nine months ended September 30, 2013, 4.5 million registered accounts have converted to subaccounts. The Company currently expects conversions of registered accounts to subaccounts will total 5 - 6 million for full year 2013. Conversions of registered accounts to subaccounts are currently estimated to be 4 - 5 million during 2014. The number of accounts estimated to convert from various DST platforms is based upon information obtained from clients. There are a number of factors that will affect the actual amount of conversions and the timing of those conversions.

Healthcare Services Segment

Healthcare Services Segment operating revenues (excluding out-of-pocket reimbursements) during third quarter 2013 increased $9.5 million or 13.3% to $80.7 million as compared to third quarter 2012, primarily from a 12.0% increase in pharmacy claims paid associated with increased Medicare and Medicaid members and higher discount card services. Operating revenues also increased as a result of organic growth at existing clients as well as from new full service clients that successfully converted to DST Health Solutions' processing platform in first quarter 2013.

Healthcare Services Segment income from operations increased $5.9 million during third quarter 2013 to $11.4 million. The increase in operating income is primarily due to higher revenues from claims processed. Costs and expenses increased from new client conversion activities, product development and increased staffing costs associated with supporting the increase in clients. Operating margin for third quarter 2013 was 14.1% as compared to 7.7% in 2012.

Customer Communications Segment

Customer Communications Segment operating revenues (excluding out-of-pocket reimbursements) were $160.5 million in third quarter 2013, an increase of $0.9 million from third quarter 2012. North America operating revenues decreased $0.2 million, or 0.2% to $115.2 million, in third quarter 2013. U.K. operating revenues increased $1.1 million, or 2.5% to $45.3 million in third quarter 2013, as a result of higher revenues per unit offset by lower volumes from changes in the mix of clients serviced and from the impact of foreign currency exchange rates.

Customer Communications Segment income from operations increased $2.4 million during third quarter 2013 to $13.0 million. Operating income in the U.K. increased $3.2 million to $0.1 million and North America decreased $0.8 million to $12.9 million as compared to the same period in 2012. Lower operating costs in the U.K. due to facility consolidations and headcount reductions were partially offset by increased personnel costs in North America. Customer Communications Segment operating margin for third quarter 2013 was 8.1% as compared to 6.6% in 2012. North America operating margin was 11.2% in third quarter 2013 as compared to 11.9% in third quarter 2012, while the U.K. operating margin was 0.2% in third quarter 2013, a significant improvement from negative operating margin of 7.0% in third quarter 2012.

During the third quarter 2013, the Company signed three new North America Customer Communications Segment clients, one of which, when fully transitioned, is anticipated to be among the top five largest Customer Communications Segment clients, with approximately 350 million annual packages, or 12% of 2012 annual packages mailed. The transition from in-house print mail operations to DST is expected to be completed in late 2014. The other two clients recently signed represent an additional 45 million annual packages and are expected to be converted during 2014. In addition, the Company was notified that a North America client has chosen not to renew their contract, which expires in the fourth quarter 2013. On an annualized basis, this client contract represents approximately 120 million packages.

Investments and Other Segment

Investments and Other Segment operating revenues for third quarter 2013 decreased $0.5 million or 3.3% as compared to third quarter 2012 primarily due to lower rental income as a result of real estate sold.

Investments and Other Segment income from operations increased $0.2 million during third quarter 2013 to $3.4 million. The decline in operating revenue in third quarter 2013 was more than offset by decreased operating costs and depreciation expense attributable to the sold real estate.

Other Financial Results

Equity in earnings (losses) of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings (losses) of unconsolidated affiliates (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
BFDS	$1.8	$2.1	$5.0	$7.6
IFDS U.K.	(1.6)	(1.2)	0.1	0.7
IFDS L.P.	0.9	0.4	2.5	0.6
Other	1.0	1.4	3.9	2.8
	$2.1	$2.7	$11.5	$11.7

The decrease in equity in BFDS earnings from third quarter 2012 is driven by lower shareowner processing revenues associated with reduced levels of accounts serviced and lower interest income.

The increase in equity in IFDS U.K. losses from third quarter 2012 is primarily the result of new product development and client conversion costs, partially offset by higher revenues from increased accounts serviced. IFDS U.K. signed a new client, which provides wealth management solutions for financial advisers, to a long-term contract during third quarter 2013. Conversions to IFDS U.K.'s processing platforms, which will incorporate DST's Bluedoor wealth management platform, are expected during 2016. IFDS U.K. expects to recover its system development costs incurred prior to conversion. No incremental equity in earnings of IFDS U.K. are expected during the intial phase of the conversion project.

The increase in IFDS L.P. earnings from third quarter 2012 is primarily attributable to higher revenues from a new client in Canada that converted 1.1 million accounts in fourth quarter 2012, partially offset by increased operating costs to support the new client and decreased equity in earnings from a Canadian real estate partnership that was sold in December 2012.

Use of Non-GAAP Financial Information

In addition to reporting operating income, pretax income, net income, and earnings per share on a GAAP basis, DST has also reported this information on a non-GAAP basis. The non-GAAP measures are reconciled to the corresponding GAAP measures in the attached financial schedules titled “Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items” that accompany this earnings release. In making these non-GAAP adjustments, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature. Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, restructuring and impairment costs and other similar items. Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.

Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis. The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods. DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, pretax income, net income and earnings per share calculated in accordance with GAAP. Therefore, management typically uses non‑GAAP measures in conjunction with GAAP results. Investors and users of our financial information should also consider the above factors when evaluating DST’s results.

* * * * *
Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Operating revenues	$480.2	$464.0	$1,460.5	$1,405.4
Out-of-pocket reimbursements	171.6	168.0	530.8	512.6

Total revenues	651.8	632.0	1,991.3	1,918.0

Costs and expenses	531.4	544.4	1,657.3	1,643.1
Depreciation and amortization	34.1	40.5	100.4	116.8

Income from operations	86.3	47.1	233.6	158.1

Interest expense	(8.4)	(10.6)	(27.3)	(34.0)
Other income, net	73.4	72.4	175.0	296.3
Equity in earnings of unconsolidated affiliates	3.8	3.1	18.9	9.8

Income before income taxes	155.1	112.0	400.2	430.2
Income taxes	58.2	26.1	131.6	144.1

Net income	$96.9	$85.9	$268.6	$286.1

Average common shares outstanding	42.9	45.1	43.6	44.9
Average diluted shares outstanding	43.5	46.0	44.5	45.6

Basic earnings per share	$2.26	$1.90	$6.16	$6.38
Diluted earnings per share	$2.23	$1.87	$6.03	$6.27
Cash dividends per share of common stock	$0.30	$—	$0.90	$0.40

DST SYSTEMS, INC.
SELECTED SEGMENT FINANCIAL INFORMATION
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Operating Revenue (excluding out of pocket reimbursements)
Financial Services	$248.8	$242.2	$746.3	$727.6
Healthcare Services	80.7	71.2	242.7	221.9
Customer Communications	160.5	159.6	498.5	483.7
Investments and Other	14.6	15.1	43.3	44.6
Elimination Adjustments	(24.4)	(24.1)	(70.3)	(72.4)
	$480.2	$464.0	$1,460.5	$1,405.4

Income (loss) from operations
Financial Services	$54.4	$46.6	$153.5	$134.4
Healthcare Services	11.4	5.4	29.9	18.5
Customer Communications	15.5	10.6	43.0	22.4
Investments and Other	7.2	(13.6)	13.3	(11.3)
Elimination Adjustments	(2.2)	(1.9)	(6.1)	(5.9)
	$86.3	$47.1	$233.6	$158.1

	Nine Months Ended
	September 30,
Capital Expenditures, by Segment	2013	2012

Financial Services	$40.6	$42.3
Healthcare Services	8.7	7.4
Customer Communications	16.1	25.4
Investments and Other	3.2	3.4
	$68.6	$78.5

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Depreciation and amortization
Financial Services	$16.2	$17.4	$47.5	$56.7
Healthcare Services	4.8	4.3	14.2	13.2
Customer Communications	10.9	11.2	32.7	33.3
Investments and Other	2.9	8.2	8.0	15.5
Elimination Adjustments	(0.7)	(0.6)	(2.0)	(1.9)
	$34.1	$40.5	$100.4	$116.8

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$129.9	$88.3
Funds held on behalf of clients	250.4	398.9
Client funding receivable	43.9	43.8
Accounts receivable	324.4	360.5
Other assets	71.1	62.8
	819.7	954.3

Investments	912.2	922.1
Unconsolidated affiliates	283.0	403.0
Properties	446.2	475.0
Intangible assets	141.2	152.7
Goodwill	422.7	422.1
Other assets	78.3	63.3
Total assets	$3,103.3	$3,392.5

LIABILITIES AND EQUITY
Current liabilities
Current portion of debt	$188.9	$519.4
Client funds obligations	294.3	442.7
Accounts payable	87.1	94.1
Accrued compensation and benefits	132.3	140.0
Deferred revenues and gains	61.5	67.6
Income taxes payable	—	9.5
Other liabilities	101.2	105.2
	865.3	1,378.5

Long-term debt	644.5	492.2
Income taxes payable	83.7	76.4
Deferred income taxes	297.8	296.2
Other liabilities	56.7	69.5
Total liabilities	1,948.0	2,312.8

Stockholders’ Equity	1,155.3	1,079.7
Total liabilities and stockholders’ equity	$3,103.3	$3,392.5

Common shares outstanding	42.5	44.3

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO INCOME ADJUSTED FOR CERTAIN NON-GAAP ITEMS
Three Months Ended September 30,
(Unaudited- in millions, except per share amounts)

	2013
	Operating	Pretax	Net	Diluted
	Income	Income	Income	EPS
Reported GAAP income	$86.3	$155.1	$96.9	$2.23
Adjusted to remove:
Included in operating income:
Employee termination expenses - Financial Services	1.8	1.8	1.3	0.03
Net gain on sale of real estate - Investments & Other (10)	(3.8)	(3.8)	(2.4)	(0.05)
Settlement of leased facility obligation - Customer Communications (7)	(2.5)	(2.5)	(2.5)	(0.06)

Included in non-operating income:
Net gain on securities and other investments (1)	—	(65.9)	(40.8)	(0.95)
Gain on sale of investment by unconsolidated affiliates (2)	—	(1.7)	0.3	0.01
Adjusted Non-GAAP income	$81.8	$83.0	$52.8	$1.21

	2012
	Operating	Pretax	Net	Diluted
	Income	Income	Income	EPS
Reported GAAP income	$47.1	$112.0	$85.9	$1.87
Adjusted to remove:
Included in operating income:
Business advisory expenses - Financial Services	0.3	0.3	0.2	—
Employee termination expenses - Financial Services	1.2	1.2	0.8	0.02
Employee termination expenses - Healthcare Services	0.1	0.1	0.1	—
Loss accrual - Financial Services (4)	1.9	1.9	1.9	0.04
Impairment of real estate assets - Investments & Other (10)	5.8	5.8	3.5	0.08

Included in operating income and non-operating income:
Charitable contribution of securities - Investments & Other (5)	11.0	2.1	(2.2)	(0.05)
Included in non-operating income:
Net gain on securities and other investments (1)	—	(51.5)	(31.5)	(0.69)
Gain on disposition of an unconsolidated affiliate (6)	—	(0.4)	(0.2)	—
Income tax refunds (3)	—	—	(14.4)	(0.31)
Adjusted Non-GAAP income	$67.4	$71.5	$44.1	$0.96

Note: See the Use of Non-GAAP Financial Information section for management's reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO INCOME ADJUSTED FOR CERTAIN NON-GAAP ITEMS
Nine Months Ended September 30,
(Unaudited- in millions, except per share amounts)

	2013
	Operating	Pretax	Net	Diluted
	Income	Income	Income	EPS
Reported GAAP income	$233.6	$400.2	$268.6	$6.03
Adjusted to remove:
Included in operating income:
Employee termination expenses - Financial Services	3.5	3.5	2.4	0.05
Contract termination payment - Financial Services	(6.0)	(6.0)	(3.7)	(0.08)
Loss accrual - Healthcare Services (4)	2.5	2.5	2.5	0.06
Net gain on sale of real estate - Investments & Other (10)	(3.8)	(3.8)	(2.4)	(0.05)
Settlement of leased facility obligation - Customer Communications (7)	(2.5)	(2.5)	(2.5)	(0.06)
Included in non-operating income:
Net gain on securities and other investments (1)	—	(161.3)	(99.9)	(2.24)
Gain on sale of investment by unconsolidated affiliates (2)	—	(7.4)	(4.6)	(0.10)
Income tax refunds (3)	—	—	(16.3)	(0.37)
Adjusted Non-GAAP income	$227.3	$225.2	$144.1	$3.24

	2012
	Operating	Pretax	Net	Diluted
	Income	Income	Income	EPS
Reported GAAP income	$158.1	$430.2	$286.1	$6.27
Adjusted to remove:
Included in operating income:
Business advisory expenses - Financial Services	1.3	1.3	0.8	0.02
Employee termination expenses - Financial Services	5.8	5.8	3.7	0.08
Employee termination expenses - Healthcare Services	0.9	0.9	0.5	0.01
Employee termination expenses - Customer Communications	2.2	2.2	1.7	0.04
Loss accrual - Financial Services (4)	1.9	1.9	1.9	0.04
Leased facility abandonment costs - Customer Communications (7)	0.4	0.4	0.3	0.01
Leased facility abandonment costs - Investments & Other	1.8	1.8	1.1	0.02
Impairment of real estate assets- Investments & Other (10)	7.6	7.6	4.6	0.10
Included in operating income and non-operating income:
Asset impairment, employee termination and other expenses from insurance processing business - Financial Services (8)	9.1	8.3	5.1	0.11
Charitable contribution of securities - Investments & Other (5)	11.0	2.1	(2.2)	(0.05)
Included in non-operating income:
Net gain on securities and other investments (1)	—	(76.5)	(46.8)	(1.03)
Dividend and gain on sale of a private company investment	—	(186.0)	(117.1)	(2.57)
Gain on disposition of an unconsolidated affiliate (6)	—	(0.4)	(0.2)	—
Impairment of unconsolidated affiliates (9)	—	3.1	1.9	0.04
Income tax refunds (3)	—	—	(14.4)	(0.31)
Adjusted Non-GAAP income	$200.1	$202.7	$127.0	$2.78
Note: See the Use of Non-GAAP Financial Information section for management's reasons for providing non-GAAP financial information.

Descriptions of Non-GAAP Adjustments

(1) Net gain on securities and other investments is comprised of net realized gains from sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds and other investments.

(2) The gain on sale of investment by unconsolidated affiliates is included within equity in earnings of unconsolidated affiliates. During the second quarter of 2013, a gain was recorded by IFDS U.K. ($4.6 million) and BFDS ($1.1 million) related to the sale of an unconsolidated affiliate. During the third quarter of 2013, IFDS U.K. adjusted their estimated tax obligation related to the gain on sale which resulted in increased earnings at IFDS U.K., and a corresponding increase in income tax expense at DST.

(3) Income tax benefits resulting from the resolution of refund claims for historical domestic manufacturing deductions and research and experimentation credits.

(4) Loss accruals are recorded within Costs and expenses. A loss accrual was recorded in 2012 on a dispute related to a 2001 international software development agreement within the Financial Services Segment and an incremental loss accrual was recorded in 2013 for a previously disclosed regulatory inquiry regarding the processing of certain pharmacy claims during the period 2006 to 2009 in the Healthcare Services Segment.

(5) The expense for a charitable contribution of marketable securities in the amount of $11.0 million was offset by a book gain of $8.9 million on the disposition of securities, which was recorded within other income, net and the related income tax benefit.

(6) The gain on the disposition of an unconsolidated affiliate, which was included in equity in earnings of unconsolidated affiliates, was associated with the receipt of a cash distribution from a previously impaired investment.

(7) During 2012, the Company recorded a liability for the estimated leased facilities abandonment costs associated with properties not used in the U.K. Customer Communications operations. Subsequently in 2013, a lease obligation was extinguished resulting in the reversal of a portion of the remaining liability.

(8) Pretax costs associated with ceasing the development of a processing solution for the insurance market were comprised of asset impairment charges of $5.8 million included in depreciation and amortization expense, employee termination expenses of $1.9 million and other operating costs of $1.4 million, which were both included in costs and expenses. These costs were partially offset by the recognition of previously deferred IFDS, L.P. software license revenues of $0.8 million related to the 2011 sale of its Percana software license to DST, included in equity in earnings of unconsolidated affiliates.

(9) The impairment of unconsolidated affiliates is included within equity in earnings of unconsolidated affiliates.

(10) Gains on sale of real estate assets are reflected net of impairments taken on the carrying value of real estate assets. The Company recorded impairment charges of $0.4 million during the three and nine months ended September 30, 2013 related to real estate not currently utilized in the Company's operations, as compared to $5.8 million and $7.6 million during the three and nine months ended September 30, 2012, respectively. Impairment charges are included within depreciation and amortization expense. Gains on sale of real estate are recorded in costs and expenses.

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	September 30, 2013	December 31, 2012	September 30, 2012

U.S. mutual fund shareowner accounts processed:
Registered Accounts - Non Tax-advantaged	30.9	34.3	35.7
Registered Accounts - Tax-Advantaged	40.8	41.4	41.9
	71.7	75.7	77.6
Subaccounts	24.3	12.4	11.8
Total	96.0	88.1	89.4

International mutual fund shareowner accounts processed:
IFDS U.K.	10.0	9.4	9.3
IFDS L.P. (Canada)	11.6	11.3	10.2

Defined contribution participant accounts	6.7	6.1	5.1

ALPS (in billions of U.S. dollars):
Assets Under Active Distribution	$83.0	$61.7	$63.1
Assets Under Administration	125.2	101.9	97.2

Automatic Work Distributor workstations (in thousands)	209.1	207.6	203.5

DST Health Solutions covered lives	23.6	23.3	22.5

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Argus pharmacy paid claims	110.9	99.0	330.0	296.9

Customer Communications Images Produced:
North America	2,362.9	2,415.8	7,268.8	6,991.5
United Kingdom	494.0	530.5	1,525.0	1,631.4
Total	2,856.9	2,946.3	8,793.8	8,622.9

Customer Communications Packages Mailed:
North America	546.2	554.6	1,686.9	1,627.9
United Kingdom	191.2	190.5	545.7	563.6
Total	737.4	745.1	2,232.6	2,191.5

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Changes in Registered Accounts:
Beginning balance	73.3	80.2	75.7	85.1
New client conversions	—	—	0.3	0.5
Subaccounting conversions to DST platforms	(0.4)	(0.6)	(1.5)	(2.4)
Subaccounting conversions to non-DST platforms	(1.0)	(1.5)	(3.0)	(4.9)
Conversions to non-DST platforms	—	—	(0.2)	(0.9)
Organic growth (decline)	(0.2)	(0.5)	0.4	0.2
Ending balance	71.7	77.6	71.7	77.6

Changes in Subaccounts:
Beginning balance	22.4	17.0	12.4	14.6
New client conversions	—	—	5.7	—
Conversions from non-DST registered platforms	0.3	—	0.9	0.2
Conversions from DST's registered accounts	0.4	0.6	1.5	2.4
Conversions to non-DST platforms	—	(6.1)	—	(6.1)
Organic growth	1.2	0.3	3.8	0.7
Ending balance	24.3	11.8	24.3	11.8

Defined contribution participant accounts:
Beginning balance	6.5	4.9	6.1	5.1
New client conversions	—	0.1	1.3	0.1
Organic growth (decline)	0.2	0.1	(0.7)	(0.1)
Ending balance	6.7	5.1	6.7	5.1

Contact:
Kenneth V. Hager
Vice President and Chief Financial Officer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-8603